                                                                    Exhibit 99.4

                         Pro Forma Financial Statements
                    Central European Distribution Corporation
               Pro Forma Combined Condensed Financial Information

The unaudited pro forma condensed combined balance sheet information set forth below for Central European Distribution (CEDC), AGIS S.A. (purchased on April 24, 2002) and Damianex S.A. (purchased on April 22, 2002) is presented as if these acquisitions had been completed on January 1, 2001. The unaudited condensed combined income statement for 2001 assumes the acquisitions were completed on January 1, 2001. The unaudited condensed combined income statement for the six-month period ended June 30, 2002 assumes the acquisitions were completed on January 1, 2001. Because CEDC has already filed its Form 10-Q for the six months ended June 30, 2002, the financial statements included therein have been used as the base in compiling the pro-forma balance sheet and income statement as of and for the six month period ended June 30, 2002 included herein. The pro-forma adjustments made for Damianex and AGIS in the pro-forma statements relates to the results for the periods prior to acquisition (Damianex April 22, 2002 and AGIS April 24, 2002) as the result after these respective dates are already included in the historical data. The data is subject to the assumptions and adjustments in the accompanying notes to the pro forma balance sheets and income statements. CEDC has accounted for the acquisitions of Damianex S.A. and AGIS S.A. as purchases in accordance with SFAS 141.

The pro forma information does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and therefore should be read in conjunction with the historical financial statements of CEDC included in its Annual 2001 Report on Form 10-K, and its first and second quarter 2002 Reports on Form 10-Q and the historical financial statements of Damianex S.A. and AGIS S.A. for 2000 and 2001, included herein.

The pro forma adjustments do not reflect operating efficiencies and cost savings that may be achievable with respect to the newly acquired companies. The pro forma adjustments do not include any adjustments to the historical operating data for future changes in selling prices, or operating efficiencies which may arise.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective estimated fair values, will be made after completion of the escrow period on August 31, 2002 (applicable to the Damianex acquisition), upon final adjustments of the AGIS S.A. purchase price related to old AGIS accounts receivable and upon receipt of independent valuations for both acquisitions. Accordingly, the purchase accounting adjustment(s) and the following pro forma condensed combined balance sheet and income statement information may be revised. CEDC currently knows of no events that would require a substantial change to the preliminary purchase price allocation.

The pro forma financial information is presented for illustrative purposes only and is not intended to be indicative of the financial position and operating results that would have occurred if the acquisitions had been consummated in accordance with the assumptions set forth below nor is it intended to be a forecast of future operating results or financial position.

                                      INDEX

                                                                                             Page
                                                                                             ----
      Unaudited pro forma condensed combined balance sheet at June 30, 2002 ...............  EXC-3

      Unaudited pro forma condensed combined income statement for the six month period ended June 30, 2002 ....................................................  EXC-4

      Unaudited pro forma condensed combined income statement for the year ended
      December 31, 2001 ...................................................................  EXC-5

      Notes to the unaudited pro forma financial information ..............................  EXC-6

                                      EXC-2

                    Central European Distribution Corporation
        Unaudited Pro Forma Condensed Combined Balance Sheet Information
                                  June 30, 2002
                Amounts in columns expressed in thousands of USD

                                                                                           Total
                                                       Damianex       AGIS S.A,          Pro Forma
                                Historical CEDC          S.A.         Pro Forma          CEDC with
                                     (A1)              Pro Forma       Adjust-         AGIS S.A. and
                                                      Adjustments       ments          DAMIANEX S.A.
                                ----------------     ------------------------------    ---------------
ASSETS
Current Assets
Cash and cash equivalents             $   2,681                                             $   2,681
Accounts receivable, net                 41,316                                                41,316
Inventories                              15,949                                                15,949
Deferred income taxes and
other current assets                      2,942                                                 2,942
                                ----------------     ------------------------------    ---------------
                                         62,888                                                62,888
Property, plant and
equipment, net                            6,113                                                 6,113
Intangible assets, net                    2,863                                                 2,863
Goodwill, net                            22,515      C2         43  C1          67             22,625
Deferred income taxes and
other assets                              1,570                                                 1,570
                                ----------------     ------------------------------    ---------------
Total Assets                          $  95,949                 43              67          $  96,059
                                ================     ==============================    ===============
LIABILITIES AND STOCKHOLDERS'
EQUITY
Trade accounts payable                $  28,634                                             $  28,634
Bank loans and overdraft
facilities                               17,054                                                17,054
Income and other taxes payable            1,915                                                 1,915
Other accrued liabilities                 2,095                                                 2,095
Current portion of debt and
capital leases                            3,755                                                 3,755
                                ----------------     ------------------------------    ---------------
                                         53,453                                                53,453
Non-current deferred taxes
Long-term portion of debt and
capital leases                            6,088                                                 6,088
Temporary equity                          1,836                                                 1,836

Stockholders' Equity
Common stock                                 58                                                    58
Additional paid-in-capital               26,479                                                26,479
Retained earnings                         9,884      C2         43  C1          67              9,994
Accumulated other
comprehensive income (loss)              (1,699)                                               (1,699)
Less Treasury shares                       (150)                                                 (150)
                                ----------------     ------------------------------    ---------------
                                         34,572                 43              67             34,682
                                ----------------     ------------------------------    ---------------
Total Liabilities and
Stockholders' Equity                  $  95,949                 43              67          $  96,059
                                ================     ==============================    ===============

                                      EXC-3

                    Central European Distribution Corporation
       Unaudited Pro Forma Condensed Combined Income Statement Information
                  For the six month period ended June 30, 2002
    Amounts in columns expressed in thousands of USD (except per share data)

                                                                                                                       Total
                                                                                                                     Pro Forma
                                Historical         Pre-            Pre-           DAMIANEX            AGIS S.A.      CEDC with
                                   CEDC         acquisition    acquisition          S.A.              Pro Forma      AGIS S.A.
                                   (A1)          Daminanex       AGIS S.A         Pro Forma          Adjustments        and
                                                   (A5)            (A3)          Adjustments                         Damianex
                                                                                                                        S.A.
                              ---------------  -------------  --------------- --------------------------------------------------
Net sales                           $114,108        $21,653          $20,267                                           $156,028
Cost of goods sold,
excluding depreciation
and amortization                      98,704         19,478           19,079                                            137,261
                              ---------------  -------------  ------------------------------------------------------------------
                                      15,404          2,175            1,188                                             18,767

Selling, general and
administrative expenses,                                                                         F1      (20)
excluding depreciation                 9,700          1,915            1,079                     F1       72             12,746
Bad debt expense                         580              8               (2)                                               586
Depreciation of tangible
fixed assets                             565             23               67     F2           3  F1       (8)               650
Amortization of
intangible assets                        103              -                -                                                103

                              ---------------  -------------  ------------------------------------------------------------------
Operating income                       4,456            229               44                 (3)         (44)             4,682
Non-operating income
(expense)
Interest expense                        (551)          (169)            (152)     D         (35) D       (25)              (932)
Other income (expense),
net                                     (284)            40              230                                                (14)
                              ---------------  -------------  ------------------------------------------------------------------
Income before income
taxes                                  3,621            100              122                (38)         (69)             3,736
Income tax (expense)
benefit                                 (898)           (30)              (5)     G          11  G        19               (903)
                              ---------------  -------------  ------------------------------------------------------------------

Net income                          $  2,723        $    70          $   117               $(27)        $(50)          $  2,833
                              ===============  =============  ==================================================================

Net income per share of
common stock, basic                 $   0.54                                                                           $   0.52
                              ===============                                                                     ==============

Net income per share of
common stock, diluted               $   0.52                                                                           $   0.49
                              ===============                                                                     ==============

                                      EXC-4

                    Central European Distribution Corporation
       Unaudited Pro Forma Condensed Combined Income Statement Information
                      For the year ended December 31, 2001
    Amounts in columns expressed in thousands of USD (except per share data)

                                                                                                                         Total
                                                                                                                       Pro Forma
                                 Historical        Historical      Historical        DAMIANEX          AGIS S.A.        CEDC with
                                    CEDC           Damianex       AGIS S.A (A4)        S.A.            Pro Forma        AGIS S.A.
                                    (A2)              S.A                            Pro Forma        Adjustments          and
                                                      (A6)                          Adjustments                          DAMIANEX
                                                                                                                           S.A.
                                --------------     -----------    ------------------------------------------------------------------
Net sales                           $ 178,236         $78,977           $75,449                                            $332,662
Cost of goods sold, excluding
                                                                                                                      --------------
depreciation and
                                                                                                                      --------------
amortization                          154,622          70,262            69,649                                             294,533
                                --------------     -----------    ------------------------------------------------------------------

                                       23,614           8,715             5,800                                              38,129
Selling, general and
administrative expenses,               16,445           6,008             2,703                      F         (41)          25,331
excluding depreciation                                                                               F1        216
Bad debt expense                          711             218               106                                               1,035
Depreciation of tangible
fixed assets                              841             258               165     F2         10    F1        (16)           1,258
Amortization of intangible
assets                                    762               -                 -                                                 762
                                --------------     -----------    ------------------------------------------------------------------
Operating income                        4,855           2,231             2,826               (10)            (159)           9,743
Non-operating income (expense)
Interest expense                       (1,345)           (555)             (665)    D        (106)   D         (77)          (2,748)
Other income (expense), net               148              55               (14)                -                               189
                                --------------     -----------    ------------------------------------------------------------------
Income before income taxes              3,658           1,731             2,147              (116)            (236)           7,184
Income tax (expense) benefit
                                       (1,132)           (520)             (650)    G          33    G          66           (2,203)
                                --------------     -----------    ------------------------------------------------------------------

Net income                          $   2,526         $ 1,211           $ 1,497              $(83)           $(170)        $  4,981
                                ==============     ===========    ==================================================================

Net income per share of common
stock, basic                        $    0.58                                                                              $   0.90
                                ==============                                                                        ==============

Net income per share of common
stock, diluted                      $    0.57                                                                              $   0.90
                                ==============                                                                        ==============

                                      EXC-5

    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
               (Amounts in columns expressed in thousands of USD)

A. THESE COLUMNS REPESENT THE HISTORICAL BALANCE SHEETS AND RESULTS OF OPERATIONS AS FOLLOWS:

   (1)-CEDC - consolidated financial position and operating results as of and for the six month period ended June 30, 2002

   (2)-CEDC            - consolidated operating results for the year ended
                       December 31, 2001

   (3)-AGIS S.A.       - historical pre-acquisition financial position and
                       operating results between January 1, 2002 and April 24,
                       2002

   (4)-AGIS S.A.       - historical operating results for the year ended
                       December 31, 2001

   (5)-Damianex S.A.   - historical pre-acquisition financial position and
                       operating results between January 1, 2002 and April 22,
                       2002

   (6)-Damianex S.A.   - historical operating results for the year ended
                       December 31, 2001

B.  ACQUISITIONS

   (1). AGIS S.A.
   On April 24, 2002, the CEDC group purchased the outstanding shares of AGIS S.A. Total consideration for the acquisition consisted of the following:

   Cash consideration to stockholders                                   $ 4,568
   *172,676 shares of CEDC common stock                                   2,171

   Acquisition costs (estimated)                                            262
                                                                       --------
                                                                        $ 7,001
                                                                       ========

   * CEDC's common stock was valued at the average stock price a few days before and after the purchase intent was announced and the agreement terms were finalized. The shares issued are not registered and may not be sold without the consent of CEDC for six months subsequent to the acquisition date.

                                      EXC-6

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
               (Amounts in columns expressed in thousands of USD)

    (2). DAMIANEX S.A.

    On April 22, 2002, the CEDC group purchased the outstanding shares of Damianex S.A. Total consideration for the acquisition consisted of the following:

    Cash consideration to stockholders                                 $ 7,138
    *152,996 shares of CEDC common stock
                                                                         1,836
    Acquisition costs (estimated)                                          317
                                                                    ----------
                                                                       $ 9,291
                                                                    ==========

    * CEDC's common stock was valued at the average stock price a few days before and after the agreement terms were finalized. The shares issued are not registered and may not be sold without the consent of CEDC for one year subsequent to the acquisition date.

    The sellers were granted an option to sell the acquired CEDC stock ("Put Option") back to the Company at a price of $12.00 per share during the period from April 23, 2003 to April 29, 2003. If the put lapses, the shares will be transferred to equity. If the shares are purchased by the Company they will be treated as treasury shares. These shares have been disclosed in the pro forma condensed combined balance sheet as temporary equity above stockholders' equity. The accounting entries for the temporary equity is as follows:

               152,996 shares at $11.64*             $1,781,000
               152,996 shares at $00.36**            $   55,000
               Total value 152,996 at $12.00         $1,836,000

    *The average market price a few days before and after the acquisition was agreed.

    ** The added value required to bring the total value to the $12.00 put option price.

    Prior to the exercise option period (April 23, 2003 to April 29, 2003) these shares will be considered in the calculation of diluted earnings per share (unless they are anti-dilutive).

    As part of the Agreement, approximately $3,200,000 was transferred to an escrow account. The funds in the escrow account will be paid to the sellers when CEDC receives approval from the Polish Government in regards to the ownership of the real estate element of the transaction (estimated to be approximately 3 months). If approval is not received, the real estate will be separated from the Company and sold to a mutually agreed upon third party for a mutually agreed price. As part of the sale of the real estate, a lease agreement would be established for a period of three to five years with the buyers which shall not exceed the market price applicable in the region. If the real estate is not sold within six months from the day the Polish Government informs the parties of its refusal, the funds in the escrow account will be transferred back to CEDC with 50% of the interest earned on the escrowed amount.

                                      EXC-7

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
               (Amounts in columns expressed in thousands of USD)

C. DETERMINATION OF GOODWILL
   (1) AGIS S.A.
   In connection with the preparation of the pro forma condensed combined balance sheet information, the book values of certain assets were adjusted to estimated fair values as follows:

    Cost of acquisition                                                  $7,001
    Historical net book value                                              *597
    Other current assets                                                  **165
                                                                     ----------
    Preliminary goodwill                                                 $6,239
                                                                     ==========

   *The historical net book of $2,009,000 has been reduced to reflect a dividend declared in April 2002 in regards to prior year earnings for the amount of approximately $1,412,000.

   **The goodwill was adjusted to reflect the estimated acquired goodwill determined as of January 1, 2002.

   Prior to the finalization of the business combination agreement all the real estate (land and buildings) and certain vehicles were sold to the former shareholders. CEDC believes fair market value of the remaining assets is equal to their carrying values, and this will be confirmed upon finalization of the appraisal of business combination assets.

   (2) DAMIANEX S.A.

   The book values of certain assets of the Damianex S.A. acquisition were adjusted to estimated fair values as follows (assuming the Polish Government approves the real estate element of the transaction):

    Cost of acquisition                                                                 $9,291
    Historical net book value                                                           *2,831
    To increase land to estimated fair value                                 ***165

    To increase buildings to estimated fair value                            ***203
    To record deferred taxes on increase of book values of land and
    buildings                                                                ***(92)
    Other current assets                                                      **446
                                                                        -----------
                                                                                    ----------
    Preliminary goodwill                                                                $5,738
                                                                                    ==========

   * The historical net book has been reduced to reflect a dividend declared in April 2002 in the amount of $740,000.

   ** The goodwill was adjusted to reflect the estimated acquired goodwill determined as of January 1, 2002.

   *** Assuming the Polish Government approves the real estate element of the transaction.

   In accordance with SFAS 142, goodwill is no longer amortized. The allocation of the excess purchase price to goodwill may be revised when the Company receives the independent valuations in regards to the acquisitions (Damianex S.A. and AGIS S.A.) of the tangible and intangible business assets acquired and upon completion of the escrow period for the Damianex S.A. acquisition and final determination of the purchase price for AGIS for

                                      EXC-8

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                Amounts in columns expressed in thousands of USD

   the effects of old accounts receivable. CEDC does not expect material adjustments from the completion of this process.


D. FINANCING OF ACQUISITIONS

   The Company secured additional long-term borrowings of approximately $4,300,000 to finance the acquisitions. The interest rate on the additional borrowings is LIBOR plus 2%. The average LIBOR plus 2% rate for 2001 and for the three- month period ended March 31, 2002 was approximately 4.25%. The Company allocated $1,800,000 and $2,500,000 of additional borrowing for the purchases of AGIS S.A. and Damianex S.A., respectively. The additional interest expense for AGIS S.A. in regards to the pro forma condensed combined income statement information is approximately $77,000 and $25,000 for the year end December 31, 2001 and for the pre-acquisition period January 1, 2002 to April 24, 2002. The additional interest expense for Damianex S.A. in regards to the pro forma condensed combined income statement information is approximately $106,000 and $35,000 for the year ended December 31, 2001 and for the pre-acquisition period January 1, 2002 to April 22, 2002.

   The loan is repayable in quarterly installments commencing during the second quarter of 2003.

   On March 28, 2002, CEDC finalized the private placement of 800,000 shares of the Company's common stock. The Company received approximate net proceeds of $7,543,000. The Company is using the proceeds as follows:

    Acquisition of Damianex S.A.                                         $4,638

    Acquisition of AGIS S.A.                                              2,768

    Other                                                                   137
                                                                    -----------
                                                                         $7,543
                                                                    ===========

   Because the private placement was completed on March 28, 2002, it has been included in the "historical CEDC" column. The effect is in cash ($7,543,000), Stockholders Equity Common Stock ($8,000) and additional paid in capital ($7,535,000).

E. ELIMINATION OF ACQUIRED COMPANIES SHAREHOLDERS' EQUITY ACCOUNTS

   For information purposes as at June 30, 2002 AGIS and Damianex had shareholder equity account balances of :

                                                                 AGIS S.A.      Damianex S.A.
                                                             June 30, 2002      June 30, 2002
                                                          -----------------   ----------------
    Common Stock                                                   $   229             $1,739
    Retained earnings                                                  876              2,445
    Accumulated other comprehensive loss,  (net of
    tax)                                                              (102)               (32)
                                                          -----------------   ----------------
                                                                   $ 1,003             $4,152
                                                          =================   ================

   These balances were eliminated in determining the CEDC historical shareholder equity accounts.

                                      EXC-9

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                Amounts in columns expressed in thousands of USD

F.  PROFORMA EXPENSE ADJUSTMENTS

    (1). CEDC did not acquire any of the AGIS buildings. As a result CEDC entered into lease agreements with the former shareholders of AGIS to lease the buildings for an unspecified period. This pro forma entry reflects the elimination with respect to the depreciation of the buildings and the addition of rent expense on the lease referred to above. Depreciation in the amount of $16,000 and $8,000 has been reduced for the year ended December 31, 2001 and the pre-acquisition period January 1, 2002 to April 24, 2002 respectively. Rent expense of $216,000 and $72,000 has been recognized for the year ended December 31, 2001 and for the pre-acquisition period January 1, 2002 to April 24, 2002, respectively.

    Additionally, the $150,000 profit made on the sale of the real estate prior to acquisition has been eliminated as it is a direct consequence of the acquisition. An adjustment of $42,000 regarding the associated tax charge has also been made.

    Additionally, real estate taxes and maintenance costs applicable to the buildings were eliminated, the expenses eliminated were $41,000 and $20,000 for the year ended December 31, 2001 and the pre-acquisition period January 1, 2002 to April 24, 2002, respectively.

    (2). Damianex S.A. - The increase in the fair market values of the acquired buildings subsequently increased the depreciation expense for the year ended 2001 and for the six month period ended June 30, 2002. The depreciation expense was calculated based on the estimated average remaining life of buildings (approximately 20 years) which is approximately 5%. The additional depreciation expense for the year ended December 31, 2001 and for the pre-acquisition period January 1, 2002 to April 24, 2002 is approximately $10,000 and $3,000.

G.  PRO FORMA INCOME TAX ADJUSTMENTS

                                                           AGIS S.A.            Damianex S.A.
                                                       Six-month period       Six- month period
                                                      ended June 30, 2002    ended June 30, 2002
    Interest expense                                             $ 25                   $ 35
    Rent expense                                                   72                      -
    Real estate tax and repairs and maintenance                   (20)                     -
    Depreciation                                                   (8)                     3
                                                         -------------          -------------
    Additional tax deductible expenditures                         69                     38
    Tax rate for period                                            28%                    28%
                                                         -------------          -------------
    Total pro forma tax expense                                  $ 19                   $ 11
                                                         =============          =============

                                     EXC-10

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information Amounts in columns expressed in thousands of USD (except per share data)

                                                              AGIS S.A.           Damianex S.A.
                                                         Year ended December   Year ended December
                                                              31, 2001              31, 2001
    Interest expense                                              $ 77                 $ 106
    Rent expense                                                   216                     -
    Real estate tax and repairs and maintenance                    (41)                    -
    Depreciation                                                   (16)                   10
                                                            -----------           -----------
    Additional tax deductible expenditures                         236                   116
    Tax rate for period                                             28%                   28%
                                                            -----------           -----------
    Total pro forma tax expense                                   $ 66                 $  33
                                                            ===========           ===========

    Goodwill is not tax deductible.

H.  PERSONNEL REDUCTIONS

    CEDC's management does not presently anticipate any significant personnel reductions as a result of the acquisitions.

I.  PRO FORMA NET INCOME PER SHARE INFORMATION

    Pro forma net income per share information considers the effects of shares issued in connection with the transaction as though they were outstanding during the periods presented. The shares used for these calculations were as follows:

                                                                Periods ended
                                                                -------------
                                                   Year end                Six month period ended
                                               December 31, 2001                June 30, 2002
                                          ------------------------         ----------------------

                                          Historical     Pro forma         Historical   Pro forma
                                          ----------     ---------         ----------   ---------
    Basic                                      4,359        *5,332              5,006      *5,497

    Dilutive                                   4,447       **5,420              5,261    ***5,752

* Includes the following:
                              800,000 common shares issued in regards to the private placement offering.

                              172,676 common shares issued in regards to the AGIS acquisition

** The pro forma diluted earnings per share are calculated using the pro forma shares indicated above. The pro forma diluted earnings per share calculation does not include the 161,380 incremental shares as a result of applying the reverse treasury stock method to the 152,996 common shares with attached put options issued in connection with the Damianex acquisition. The result of this is anti-dilutive.

***The 152, 996 common shares as indicated above are anti-dilutive for the six-month period ended June 30, 2002.

                                     EXC-11